                                                                     EXHIBIT 2.4

                     FORM OF REGISTRATION RIGHTS AGREEMENT


          This REGISTRATION RIGHTS AGREEMENT (this "Agreement") is made and
                                                    ---------
entered into as of this 6th day of January 1997, by and between Data Processing Resources Corporation, a California corporation (the "Company"), General
                                                      -------
Atlantic Leardata Partners, L.P., a Delaware limited partnership ("GALP"), Bruce
                                                                   ----
M. Smith, an individual ("B. Smith"), Chris P. Smith, an individual ("C.
                          --------                                    --
Smith"), Steve P. Donaldson, an individual ("Donaldson"), Robert M. Howe, an
                                             ---------
individual ("Howe"), and Barbara A. Kuhler, an individual ("Kuhler").  GALP, B.
             ----                                           ------
Smith, C. Smith, Donaldson, Howe and Kuhler are collectively referred to herein as the "Shareholders" and sometimes individually referred to as a "Shareholder."
        ------------                                               -----------

                                R E C I T A L S
                                - - - - - - - -

          A. The Company, the Shareholders and Leardata Info-Services, Inc., a Texas corporation ("Leardata"), have entered into a Stock Purchase Agreement
                    --------
dated December 17, 1996 (the "Purchase Agreement"), pursuant to which Purchaser
                              ------------------
is acquiring from the Shareholders all of the issued and outstanding shares of capital stock of Leardata (the "Leardata Stock").
                                --------------

          B. The Company has issued to the Shareholders __________________ shares of the common stock of the Company (the "DPRC Shares") as part of the
                                                -----------
consideration for the Leardata Stock purchased by the Company pursuant to the Purchase Agreement and the terms of the Purchase Agreement require the Company to provide the Shareholders certain registration rights with respect to the DPRC Shares.

                               A G R E E M E N T
                               - - - - - - - - -

          In consideration of the foregoing recitals and the mutual covenants and conditions contained herein, the parties, intending to be legally bound, agree as follows:


                                   ARTICLE 1
                                  DEFINITIONS
                                  -----------

          1.1  Certain Defined Terms.  For purposes of this Agreement, the
               ---------------------
following terms shall have the following meanings:

               "Act" shall mean the Securities Act of 1933, as amended.
                ---

               "Commission" shall mean the Securities and Exchange Commission or
                ----------
any other federal agency at the time administering the Act.

               "Holder" shall mean the Shareholders and any person beneficially
                ------
owning Registerable Securities through permitted assignment thereof in accordance with Article 6, below.

          "Registerable Securities" shall mean the DPRC Shares and any shares of
           -----------------------
the Company's common stock issued as a dividend or other distribution with respect to, or in exchange for or in replacement of the DPRC Shares, excluding any Registerable Securities sold by a person in a transaction in which its, his or her rights under this Agreement are not assigned; provided further that shares which would otherwise constitute Registerable Securities shall cease to do so once they have been sold to the public.

          "Register," "registered" and "registration" refer to a registration
           --------    ----------       ------------
effected by preparing and filing a registration statement in compliance with the Act and the declaration or ordering of effectiveness of such registration statement.

          1.2  Other Defined Terms.  The following capitalized terms shall have
               -------------------
the meanings given to them in the Sections set forth below:

          Term                                 Section
          ----                                 -------

          Advice                               7.1
          Company's Notice                     3.1
          Holder's Notice                      3.1
          Indemnified Party                    5.1
          Indemnifying Party                   5.1
          Maximum Number of Shares             3.2
          Permitted Interruptions              7.2
          Registration Expenses                4.2
          Shelf Registration                   2.1

     1.3  Other Defined Terms.  All other capitalized terms used herein but
          -------------------
which are not otherwise defined shall have the meanings given to them in the Purchase Agreement.


                                   ARTICLE 2
                               SHELF REGISTRATION
                               ------------------

     2.1  Shelf Registration.  On or before October 31, 1997, the Company shall
          ------------------
prepare and file with the Commission, a registration statement on any appropriate form under the Act for an offering to be made on a continuous basis covering all of the Registerable Securities (the "Shelf Registration"). The
                                                  ------------------
Company shall use its best efforts to cause the Shelf Registration to become effective under the Act on or about January 6, 1998 and, subject to Permitted Interruptions, the Company shall use its best efforts to keep the Shelf Registration continuously effective for the lesser of (a) a period of one year from the date on which the Shelf Registration becomes effective under

                                       2.

the Act, (b) a period ending on the date upon which all Registerable Securities covered bythe Shelf Registration have been sold, (c) a period ending on the date after which restrictions on sales of securities by persons other than affiliates pursuant to Commission Rule 144 (or any successor provision) terminate, or (d) a period ending on the date after which the Holders no longer own any of the Registerable Securities. The Company shall also, subject to Permitted Interruptions, supplement or make amendments to the Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used by the Company or if otherwise required by the Act. Each of the Holders agrees to provide the Company with at least five business days notice prior to selling any Registrable Securities into the public market while the Shelf Registration remains effective.

     2.2  Limitations on Rights.  The Company shall not be required to prepare
          ---------------------
and file a registration statement pursuant to Section 2.1, above, (a) which would become effective within six months following the effective date of a registration statement filed by the Company with the Commission pertaining to an underwritten public offering of securities for which each of the Shareholders was entitled to request registration of its Registerable Securities pursuant to
Section 3.1, below, or (b) which is effected more than two years after the date of this Agreement.


                                   ARTICLE 3
                            PIGGY-BACK REGISTRATION
                            -----------------------

     3.1  Registration Rights.  If, at any time and from time to time during the
          -------------------
period commencing on July 1, 1997 and ending on the second anniversary of the date of this Agreement, the Company shall propose to register in a public offering any of its common stock (whether for the Company's account or for the account of other shareholders) to be offered for cash pursuant thereto (other than a registration statement (a) on Form S-4 or Form S-8 (or any substitute or successor form that may be adopted by the Commission), (b) filed in connection with any employee stock option or other benefit plan, (c) for an exchange offer or offering of securities solely to the Company's existing shareholders, or (d) for a dividend reinvestment plan), it shall give written notice (the "Company's
                                                                      ---------
Notice") to all Holders of Registerable Securities of its intention to do so at
------
least 15 days prior to the anticipated filing date. If any Holder of Registerable Securities desires to dispose of all or part of such Holder's Registerable Securities, it may request registration thereof in connection with the Company's registration by delivering to the Company, within five days after receipt of the Company's Notice, written notice of such request (the "Holder's
                                                                      --------
Notice") stating the number of shares of Registerable Securities to be included.
------
The Company shall use its best efforts to cause all shares specified in the Holder's Notices to be registered under the Act so as to permit the sale or other disposition by such Holder or Holders of the shares so registered, subject however, to the limitations set forth in Section 3.2, below.

                                       3.

     3.2  Limitations on Incidental Registration.  If the managing underwriter
          --------------------------------------
or underwriters for a registration under Section 3.1, above, advises the Company and the Holders requesting inclusion in such registration in writing, that the dollar amount or number of shares of Registrable Securities and other shares of common stock or securities to be included in the offering exceeds the maximum dollar amount or number that can be sold in such offering without adversely affecting the proposed offering price, the timing, the distribution method or the probability of success of such offering (the "Maximum Number of Shares"),
                                                  ------------------------
then the Company shall include in such registration:

          (a) if the registration is a primary offering for the Company, (i) first, the shares of common stock or other securities that the Company proposes to sell which can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent the Maximum Number of Shares has not been reached under the foregoing clause (i), the shares of common stock or other securities requested to be included in such registration by other shareholders with registration rights granted prior to the date hereof which can be sold without exceeding the Maximum Number of Shares (allocated pro rata among such other shareholders, as nearly as practicable, on the basis of the number of shares of common stock or other securities requested to be included in such offering by such other shareholders); and (iii) third, to the extent the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), the Registrable Securities and shares of common stock or other securities requested to be included in such registration by the Holders and other shareholders with registration rights which can be sold without exceeding the Maximum Number of Shares (allocated pro rata among such Holders and other shareholders, as nearly as practicable, on the basis of the number of shares of Registrable Securities and common stock or other securities requested to be included in such offering by the Holders and such other shareholders); and

          (b) if the registration is for a secondary offering for any of the Company's security holders, (i) first, if the registration was requested by other shareholders with demand registration rights, the shares of common stock or other securities that such other shareholders have requested to be included in such offering which can be sold without exceeding the Maximum Number of Shares; (ii) second, to the extent the Maximum Number of Shares has not been reached under the foregoing clause (i), the shares of common stock or other securities requested to be included in such registration by other shareholders with registration rights granted prior to the date hereof which can be sold without exceeding the Maximum Number of Shares (allocated pro rata among such other shareholders, as nearly as practicable, on the basis of the number of shares of common stock or other securities requested to be included in such offering by such other shareholders); and (iii) third, to the extent the Maximum Number of Shares has not been reached under the foregoing clauses (i) and (ii), the Registrable Securities and shares of common stock or other securities requested to be included in such registration by the Holders and other shareholders with registration rights which can be sold without exceeding the Maximum Number of Shares (allocated pro rata among such Holders and other shareholders, as nearly as practicable, on the basis of the number of shares of Registrable Securities and common stock or other securities requested to be included in such offering by the Holders and such other shareholders).

                                       4.

                                   ARTICLE 4
                            REGISTRATION PROCEDURES
                            -----------------------

     4.1  General.  If and when the Company is required by the provisions of
          -------
this Agreement to effect, or use its best efforts to effect, the registration of shares of Registerable Securities, the Company shall:

          (a) Subject to Permitted Interruptions, prepare and file with the Commission, within the time period specified herein, a registration statement with respect to such shares and use its best efforts to cause such registration statement to become and remain effective for the periods provided herein;

          (b) Subject to Permitted Interruptions, prepare and file with the Commission such amendments and post-effective amendments to each registration statement as may be necessary to keep such registration statement continuously effective for the applicable period; and cause the related prospectus to be supplemented by any required prospectus supplement;

          (c) Use its best efforts to notify the Holders promptly (i) when a prospectus or any prospectus supplement or post-effective amendment related to such Registerable Securities has been filed, and, with respect to Registerable Securities, when the same has become effective, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for amendments or supplements to a registration statement or related prospectus or for additional information, (iv) of the issuance by the Commission of any stop order suspending the effectiveness of a registration statement of the initiation of any proceeding for that purpose, (v) of the receipt by the Company of any notification with respect to the suspension of the qualification or exemption from qualification of any of the Registerable Securities for sale in any jurisdiction of the United States of America or the initiation or threatening of any proceeding for such purpose, (vii) of the happening of any event (the nature and pendency of which need not be disclosed during a Permitted Interruption) which makes any statement made in such registration statement or related prospectus or any document incorporated or deemed to be incorporated therein by reference untrue or which requires the making of changes in a registration statement or related prospectus so that such documents will not contain any untrue statement of material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vii) of the Company's reasonable determination that a post-effective amendment to a registration statement would be appropriate;

          (d) Use its best efforts to obtain the withdrawal of any order suspending the effectiveness of a registration statement, or the lifting of any suspension of the qualification (or exemption from qualification) of any of the Registerable Securities for sale in any jurisdiction of the United States of America, at the earliest possible moment;

                                       5.

          (e) If reasonably requested by any Holder of Registerable Securities covered by a registration statement, (i) promptly incorporate in a prospectus supplement or post-effective amendment such information as such Holder reasonably requests to be included therein as may be required by applicable law,
(ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as the Company has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment, and (iii) supplement or make amendments to any registration statement if reasonably requested by any Holder of Registerable Securities covered by such registrations statement as may be required by applicable law;

          (f) Furnish to the Holders of Registerable Securities covered by the registration statement, without charge, at least one signed copy of the registration statement or statements and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those previously furnished or incorporated by reference), at the earliest practicable time under the circumstances after the filing of such document;

          (g) Deliver to each Holder of Registerable Securities covered by a registration statement, without charge, as many copies of the prospectus or prospectuses (including each preliminary prospectus) and any amendment or supplement thereto as such person may reasonably request; the Company consents to the use of such prospectus or any amendment or supplement thereto by each of such Holders in connection with the offering and sale of Registerable Securities covered by such prospectus or any amendment or supplement thereto;

          (h) Prior to any public offering of Registerable Securities, to use its best efforts to register or qualify or cooperate with the Holders of Registerable Securities in connection with the registration or qualification (or exemption from such registration or qualification) of such Registerable Securities for offer and sale under the securities or blue sky laws of such state or local jurisdictions as any seller reasonably requests in writing; subject to the provisions herein regarding Permitted Interruptions, keep such registration or qualification (or exemption therefrom) effective during the period such registration statement is required to be kept effective and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdiction of the Registerable Securities covered by the applicable registration statement; provided, however, the Company shall not be required to
                        --------  -------
(i) qualify generally to do business in any jurisdiction where it is not then so qualified, (ii) take any action which could subject it to general service of process in any such jurisdiction where it is not then so subject, or (iii) subject itself to taxation in any such jurisdiction;

          (i) Cooperate with the selling Holders of Registerable Securities to facilitate the timely preparation and delivery of certificates representing Registerable Securities to be sold, which certificates shall not bear any restrictive legends;

                                       6.

          (j) Subject to Permitted Interruptions, cause the Registerable Securities covered by the applicable registration statement to be registered with or approved by such other federal, state and local governmental regulatory agencies or authorities in the United States as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Registerable Securities; and

          (k) Subject to Permitted Interruptions, upon the occurrence of any event contemplated by Section 4(c)(vi) or 4(c)(vii), above, as promptly as practicable thereafter, prepare and file with the Commission a supplement or post-effective amendment to the applicable registration statement or a supplement to the related prospectus of any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registerable Securities being sold thereunder, such prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     4.2  Registration Expenses.  Except as provided below, all of the expenses
          ---------------------
incurred by the Company in effecting any registration requested pursuant to
Section 2.1, above, including, without limitation, all registration and filing fees, printing expenses, expenses of compliance with Blue Sky laws (including, without limitation, fees and disbursements of underwriters counsel relating thereto), fees and disbursements of counsel for the Company, and expenses of any audits incidental to or required by any such registration ("Registration
                                                            ------------
Expenses") shall be paid by GALP unless such Registration Expenses exceed
--------
$30,000, in which case the Company shall pay all Registration Expenses that exceed $30,000; provided, however, that if shareholders (other than the
                --------  -------
Shareholders) with registration rights are included in such registration, the Registration Expenses shall be allocated pro rata among the participating Holders and each of such other shareholders of the Company, as nearly as practicable, on the basis of the fair market value of Registrable Securities, common stock and other securities of the Company requested by the Holders and such other shareholders of the Company to be included in such registration, but in no event shall the participating Holders' share of the expenses exceed $30,000. In either event, notwithstanding anything in this Section 4.2 to the contrary, the Company shall have no obligation to pay or otherwise bear (a) any underwriting discounts or brokerage fees or commissions relating to the sale of Registerable Securities by the Holders, or (b) any Registration Expenses if the payment of such expenses by the Company is prohibited by the laws of a state in which such offering is qualified and only to the extent so prohibited, or (c) any expenses of any compliance with Blue Sky laws which pertains only to an individual Holder, or (d) any fees and disbursements of counsel for the Holders.

                                       7.

                                   ARTICLE 5
                                INDEMNIFICATION
                                ---------------

     5.1  Indemnification by the Company.  The Company will indemnify, hold
          ------------------------------
harmless and defend each Holder, its officers, directors, partners, legal counsel and accountants, and each person who controls a Holder within the meaning of Section 15 of the Act, against any and all expenses, claims, losses, damages and liabilities (or actions in respect thereof), including any of the foregoing incurred in settlement of any litigation, commenced or threatened, arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus, offering circular or other document, or any amendment or supplement thereof, incident to any registration or qualification of the Registrable Securities, or which arise out of or are based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading, or any violation by the Company of any rule or regulation promulgated under the Act or any state securities laws applicable to the Company and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance, and will reimburse each such indemnified party for any legal and any other expenses reasonably incurred by them in connection with investigating, preparing or defending any such claim, loss, damage, liability or action. The Company also shall indemnify any underwriter of the Registrable Securities, their officers, directors, partners, members and agents and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Holders provided in this Section 5.1.

          The indemnity agreement contained in this Section 5.1 shall not apply to amounts paid in settlement of any such loss, claim, damage or liability or any action in respect thereof if such settlement is effected without the consent of the Company, nor shall the Company be liable to any Holder or its officers, directors, partners, members or agents in any such case for any loss, claim, damage, liability or any action in respect thereof to the extent that it arises solely from or is based solely upon and is in conformity with written information relating to such Holder furnished expressly for use in connection with such registration by such Holder or its agents, nor shall the Company be liable to any Holder for any such loss, claim, damage or liability or any action in respect thereof to the extent it arises solely from or is based solely upon
(a) any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities delivered by such Holder after the Company had provided written notice to such Holder that such registration statement or prospectus contained such untrue statement or alleged untrue statement of a material fact,
(b) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading after the Company had provided written notice to such Holder that such registration statement or prospectus contained such omission or alleged omission, or (c) the failure of such Holder to deliver any preliminary or final prospectus, or any amendments or supplements thereto, required under

                                       8.

applicable securities laws, including the Act,to be so delivered, provided that a sufficient number of copies thereof had been timely provided by the Company to such Holder.

     5.2  Indemnification by the Holders.  Each Holder will, if Registrable
          ------------------------------
Securities held by such Holder are included in the securities as to which such registration, qualification or compliance is being effected, indemnify the Company, and each of its officers, directors, legal counsel and accountants, and each person who controls the Company within the meaning of Section 15 of the Act, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by the Holder of any rule or regulation promulgated under the Act or any state securities laws applicable to the Holder and relating to action or inaction required by the Holder in connection with any such registration, qualification or compliance, and will reimburse each such indemnified person for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to the Company by an instrument duly executed by or on behalf of such Holder and stated to be specifically for use therein. Each Holder shall also indemnify and hold harmless any underwriter of the Registrable Securities, their officers, directors, partners, members and agents and each person who controls such underwriters on substantially the same basis as that of the indemnification of the Company provided in this Section 5.2; provided, however, that in no event
                                          --------  -------
shall any indemnity obligation under this Section 5.2 exceed the dollar amount of the net proceeds actually received by such Holder from the sale of Registrable Securities which gave rise to such indemnification obligations under such registration statement or prospectus.

     5.3  Indemnification Procedures.  Each person to be indemnified pursuant to
          --------------------------
this Article 5 (the "Indemnified Party") will, promptly after its receipt of
                     -----------------
written notice of the commencement of any action against such Indemnified Party in respect of which indemnity may be sought from an indemnifying person under this Article 5 (the "Indemnifying Party") notify the Indemnifying Party in
                     ------------------
writing of the commencement thereof, provided, however, that the failure of any
                                     --------  -------
person to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Agreement except to the extent that such Indemnifying Party is actually materially and adversely prejudiced by such failure to give notice. If any such action shall be brought against any Indemnified Party and it shall notify an Indemnifying Party of the commencement thereof, the Indemnifying Party will be entitled to participate therein and, to the extent it may desire, jointly with any other Indemnifying Party similarly notified, to assume the defense thereof with counsel satisfactory to such Indemnified Party, and after notice from the Indemnifying Party to such Indemnified Party of its election so to assume the defense thereof, the Indemnifying Party will not

                                       9.

be liable to such Indemnified Party under this Article 5 for any legal or other expenses subsequently incurred by such Indemnified Party in connection with the defense thereof other than reasonable costs of investigation unless (a) the Indemnified Party shall have employed counsel in an action in which the Indemnified Party and Indemnifying Party are both defendants and there is a conflict of interest between such parties that would prevent counsel from adequately representing both parties, (b) the Indemnifying Party shall not have employed counsel satisfactory within the exercise of reasonable judgment of the Indemnified Party to represent the Indemnified Party within a reasonable time after the notice of the commencement of the action, or (c) the Indemnifying Party has authorized the employment of counsel for the Indemnified Party at the expense of the Indemnifying Party. The undertaking contained in this Section 5.3 shall be in addition to any liabilities which the Indemnifying Party may have pursuant to law.

     5.4  Contribution Obligations.  If the indemnification provided for in this
          ------------------------
Article 5 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements, actions or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.


                                   ARTICLE 6
                        TRANSFER OF REGISTRATION RIGHTS
                        -------------------------------

     The rights to cause the Company to register securities granted to a Holder under Articles 2 and 3, above, may be transferred or assigned by such Holder to a transferee or assignee in connection with any transfer or assignment of Registerable Securities, provided that: (a) such transfer or assignment may otherwise be effected in accordance with applicable securities laws, (b) prompt written notice of such transfer or assignment is given to the Company, and (c) such transferee or assignee expressly agrees in a writing delivered to the Company to be bound by the provisions of this Agreement.

                                      10.

                                   ARTICLE 7
            DISCONTINUANCE OF DISPOSITION OF REGISTERABLE SECURITIES
            --------------------------------------------------------

     7.1  Certain Discontinuances.  Each Holder of Registrable Securities agrees
          -----------------------
by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4(c)(iii), 4(c)(iv), 4(c)(v), 4(c)(vi) or 4(c)(vii), above, or a Permitted Interruption, such Holder will forthwith discontinue disposition of any Registrable Securities covered by a registration statement or prospectus until such Holder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 4(k), above, or until it is advised in writing (the

"Advice") by the Company that the use of the applicable prospectus may be
-------
resumed, and has received copies of any additional or supplemental filings which are incorporated or deemed to be incorporated by reference in such prospectus.

     7.2  Permitted Interruptions.  Anything in this Agreement to the contrary
          -----------------------
notwithstanding, it is understood and agreed that the Company shall not be required to prepare or file a registration statement, amendment or post-effective amendment thereto or prospectus supplement or to supplement or amend any registration statement or otherwise facilitate the resale of Registrable Securities, and it shall be free voluntarily to take or omit to take any other action that would result in the impracticality of any such filing, supplement or amendment if such action is taken or omitted to be taken by the Company in good faith and for valid business reasons, including, without limitation, matters relating to acquisitions or divestitures, so long as the Company shall, as promptly as practicable thereafter, make such filing, supplement or amendment and, so long as the Company shall as promptly as is practicable thereafter, comply with the requirements of Section 4(k), above, if applicable (any period described in this Section 7.2 during which Holders of Registrable Securities are not able to sell such Registrable Securities under a registration statement is herein called a "Permitted Interruption"). The Company hereby agrees to notify
                 ----------------------
each of the Holders of Registrable Securities of the occurrence of, and the termination of, each Permitted Interruption (the nature and pendency of which need not be disclosed during such Permitted Interruption).

     7.3  Standoff or Lock-Up Agreement.  Each Holder of Registerable Securities
          -----------------------------
agrees in connection with any firmly underwritten public offering of the Company's common stock that, upon request of the Company or the underwriters managing any underwritten offering of the Company's securities, such Holder shall not sell, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of any Registerable Securities (other than those included in the registration) without the prior written consent of the Company or such underwriters, as the case may be, during the 14 days prior to, and during the 120-day period beginning on, the effective date of the registration statement relating to such offering (except as part of such registration statement). In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registerable Securities until the end of such period.

                                      11.

                                 ARTICLE 8
                       TERMINATION OF REGISTRATION RIGHTS
                       ----------------------------------

     Notwithstanding any provision in this Agreement to the contrary, in no event shall any Holder be entitled to request registration or inclusion in any registration pursuant to Article 2 or 3, above, after the date on which all Registrable Securities held by such Holder may be sold under Commission Rule 144 during any 90-day period.


                                   ARTICLE 9
                                 MISCELLANEOUS
                                 -------------

     9.1  Amendment.  Any modification, amendment or waiver of this Agreement or
          ---------
any provision hereof shall be effective only if in writing and executed by the Holders of at least a majority of the Registrable Securities and the Company.

     9.2  Governing Law.  This Agreement shall be governed in all respects by
          -------------
the laws of the State of California without regard to its conflicts of laws principles.

     9.3  Successors and Assigns.  Except as otherwise expressly provided
          ----------------------
herein, the provisions hereof shall inure to the benefit of, and be binding upon, the successors, permitted assigns, heirs, executors and administrators of the parties hereto.

     9.4  Notices.  All notices and other communications required or permitted
          -------
hereunder shall be made in accordance with the Purchase Agreement.

     9.5  Severability.  If any provision of this Agreement shall be judicially
          ------------
determined to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

     9.6  Entire Agreement.  This Agreement constitutes the full and entire
          ----------------
understanding and agreement between the parties with regard to the subject matter hereof.

     9.7  Counterparts.  This Agreement may be executed in any number of
          ------------
counterparts, each of which shall be an original, but all of which together shall constitute one instrument.

                                      12.

     IN WITNESS WHEREOF, each of the parties has executed this Agreement as of the date first set forth above.


"PURCHASER":                            THE "SHAREHOLDERS":

DATA PROCESSING                         GENERAL ATLANTIC LEARDATA
RESOURCES CORPORATION,                  PARTNERS, L.P., a Delaware limited
a California corporation                partnership

                                        By:  General Atlantic Partners, LLC,
By:_____________________                     a Delaware limited liability
Its:____________________                     company, its general partner

                                              By:_______________________
                                                 Stephen P. Reynolds
                                                 Managing Member



                                        -------------------------------------
                                        BRUCE M. SMITH



                                        -------------------------------------
                                        CHRIS P. SMITH



                                        -------------------------------------
                                        STEVE P. DONALDSON



                                        -------------------------------------
                                        ROBERT M. HOWE



                                        -------------------------------------
                                        BARBARA A. KUHLER


                                      13.